UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     September 30, 2020

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.005	BREW	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Introductory Note.

On September 30, 2020, Craft Brew Alliance, Inc., a Washington corporation (the “Company”), and Anheuser-Busch Companies, LLC, a Delaware limited liability company (“ABC”), completed the previously announced merger of the companies. Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2019 (the “Merger Agreement”), by and among ABC, Barrel Subsidiary, Inc., a Washington corporation and a wholly owned subsidiary of ABC (“Merger Sub”), and the Company, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger and continuing as a wholly owned subsidiary of ABC.

On September 29, 2020, the Company filed the Articles of Merger with the Secretary of State of the State of Washington, pursuant to which the Merger became effective at 5:00 a.m., Pacific time, on September 30, 2020 (the "Effective Time").

At the Effective Time, each issued and outstanding share of common stock, par value $0.005 per share, of the Company (the “Shares”) (other than (i) Shares owned by ABC, Merger Sub or any other direct or indirect wholly owned subsidiary of ABC, and Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Shares with respect to which dissenters’ rights have been validly exercised in accordance with Washington law (the “Excluded Shares”)) was converted into the right to receive $16.50 per share in cash, without any interest (the “Merger Consideration”). At the Effective Time, all of the Shares that were converted into the right to receive the Merger Consideration ceased to be outstanding, were cancelled and ceased to exist.

In connection with the closing of the Merger, each then outstanding option to purchase Shares (a “Company Option”), whether vested or unvested, that was granted under one of the Company’s stock plans and that had an exercise price equal to or below the Merger Consideration was cancelled and converted into the right to receive (without interest) cash equal to the product of (i) the number of Shares subject to the Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Option, less applicable tax withholding. Each Company Option for which the exercise price per Share was equal to or greater than the Merger Consideration was cancelled at the Closing without payment of consideration.

In addition, each outstanding restricted stock unit award corresponding to Shares (a “Company RSU Award”) was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of Shares subject to such Company RSU Award, multiplied by (ii) the Merger Consideration, less applicable tax withholding. To the extent outstanding at the time of the Merger’s completion, the number of Shares subject to a Company RSU Award equated to (x) 33% of the number of Shares that would be earned based on target performance for Company RSU Awards for the 2017-2019 performance cycle, and (y) 100% of the number of Shares that would be earned on target performance for Company RSU Awards for the 2018-2020 and 2019-2021 performance cycles.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 12, 2019, and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

Credit Agreement

On September 30, 2020, in connection with the consummation of the Merger, the Company caused to be repaid all outstanding amounts owed under, and terminated, the existing Amended and Restated Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), dated as of November 30, 2015 (the “Credit Agreement”), by and among the Company as borrower, its subsidiaries as guarantors and Bank of America, N.A. as lender. Upon termination of the Credit Agreement, all of the guarantees of the obligations under the Credit Agreement were terminated and all liens granted under the Credit Agreement were released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the Merger, all Shares were cancelled and, other than the Excluded Shares, were converted into the right to receive the Merger Consideration. Accordingly, on September 29, 2020, the Company requested that the NASDAQ Global Select Market (“NASDAQ”) suspend the Shares from trading effective as of the open of trading on September 30, 2020, remove the Shares from listing on NASDAQ and file with the SEC an application on Form 25 to report the delisting of Shares from NASDAQ. NASDAQ has informed the Company that on September 30, 2020, in accordance with the Company’s request, NASDAQ filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Shares, requesting the deregistration of Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 1.02, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of ABC. The aggregate Merger Consideration was approximately $228 million, which ABC funded through existing debt facilities. The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, Timothy P. Boyle, Marc J. Cramer, Paul D. Davis, Matthew E. Gilbertson, Kevin R. Kelly, David R. Lord, Nickolas A. Mills and Jacqueline S. Woodward resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors on which they served.

In addition, immediately following the Effective Time, Andrew J. Thomas (in his capacity as Chief Executive Officer), Derek Y. Hahm (in his capacity as Vice President, Sales and Brewpubs), Kenneth C. Kunze (in his capacity as Vice President, Chief Marketing Officer), J. Scott Mennen (in his capacity as Vice President, Chief Operating Officer), Daniel J. Partelow (in his capacity as Vice President, Commercial Development), Peter W. Schauf (in his capacity as Vice President, International), Marcus H. Reed (in his capacity as Corporate Secretary) and Mary Ann Frantz (in her capacity as Assistant Secretary) ceased to serve in their respective positions for the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety (the “Charter”). The Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that references to Merger Sub’s name were amended and replaced with references to the Company’s name. The bylaws are attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On September 30, 2020, the Company and ABC issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated November 11, 2019, among Craft Brew Alliance, Inc., Anheuser-Busch Companies, LLC and Barrel Subsidiary, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on November 12, 2019, and incorporated herein by reference).
3.1	Amended and Restated Certificate of Incorporation of Craft Brew Alliance, Inc.
3.2	Amended and Restated Bylaws of Craft Brew Alliance, Inc.
99.1	Joint Press Release of Craft Brew Alliance, Inc. and Anheuser-Busch Companies, LLC, dated as of September 30, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: September 30, 2020	By:	/s/ Marcus H. Reed
	Name:	Marcus H. Reed
	Title:	General Counsel and Assistant Secretary